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                                                                  EXHIBIT-10.237

CATERPILLAR FINANCIAL SERVICES CORPORATION                         FINANCE LEASE
                                      Dated as of
                                                  ------------------------------
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
LESSEE:   MEADOW VALLEY CONTRACTORS, INC.                        LESSOR:   CATERPILLAR FINANCIAL SERVICES CORPORATION

ADDRESS: 4411 S. 40TH ST.                                        ADDRESS:  2120 West End Avenue
         PHOENIX, AZ 85040                                                 Nashville, TN 37203

Lessor, in reliance on Lessee's selection of the equipment described below ("Unit" or "Units"), agrees to acquire and lease the Units to Lessee, and Lessee agrees to lease the Units from Lessor, subject to the terms and conditions below and on the reverse side:

DESCRIPTION OF UNIT(S)                                 SERIAL #            MONTHLY RENT             FINAL PAYMENT
---------------------                                  --------            ------------             -------------
(1) AP-1055B           Caterpillar Asphalt Paver       ABB00185            $4,423.53               $26,160.00

(1) BG-650             Caterpillar Paver               9EK00341            $1,782.12               $13,516.80

RENT TO BE PAID: in arrears (starts one month after Delivery Date) and every month thereafter.

Lease term: 36 Months                   Utilization Date: May 25, 2003

The [_____] Mandatory Final Payment (Section 13) [X] Optional Final Payment (Section 14) is applicable to this Lease (check one)

Location of Unit(s): 4411 SO. 40TH ST.
                     PHOENIX, AZ 85040, MARICOPA
ADDITIONAL PROVISIONS:                                           RIDERS:

                              TERMS AND CONDITIONS

1. LEASE TERM: The lease term for each Unit shall start on its Delivery Date (the date (a) Lessor executes this Lease, (b) Lessor takes title to the Unit, or (c) Lessee or its agent takes control of physical possession of the Unit, whichever is latest), provided the Delivery Date is on or before the utilization date stated above, and shall continue for the number of months stated above. If the Delivery Date is not on or before the utilization date, Lessee shall, at the option of Lessor, assume Lessor's obligations to purchase and pay for the Unit. Lessee shall execute and send Lessor's delivery supplement to Lessor promptly after delivery of a Unit.


2. RENT: Lessee shall pay to Lessor, at PO Box 100647 Pasadena, CA 91189-0647 or such other location Lessor designates in writing, rent for each Unit as stated above starting (a) on its Delivery Date if the rent is to be paid in advance, or (b) one month (or other period as stated above) after its Delivery Date if the rent is to be paid in arrears. An amount equal to the first rent payment for each Unit must accompany this document when it is submitted to Lessor. If Lessor executes this document, the amount shall be the first rent payment. If Lessor does not execute this document, the amount shall be returned to Lessee. If Lessor does not receive a rent payment on the date it is due, Lessee shall pay to Lessor, on demand, a late payment charge equal to five percent (5%) of the rent payment not paid when due or the highest charge allowed by law, whichever is less.

3. NO ABATEMENT: Lessee shall not be entitled to abatement or reduction of rent or setoff against rent for any reason whatsoever. Except as otherwise provided, this Lease shall not terminate because of, nor shall the obligations of Lessor or Lessee be affected by damage to, any defect in, destruction of, or loss of possession or use of a Unit; the attachment of any lien, security interest or other claim to a Unit; any interference with Lessee's use of a Unit; Lessee's insolvency or the commencement of any bankruptcy or similar proceeding by or against Lessee, or any other cause whatsoever.

4. DISCLAIMER OF WARRANTIES: Lessee acknowledges and agrees that Lessor is not the manufacturer of the Unit(s) and that Lessee has selected each Unit based on Lessee's own judgment without any reliance whatsoever on any statements or representations made by Lessor. AS BETWEEN LESSOR AND LESSEE, THE UNIT(S) ARE PROVIDED "AS IS" WITHOUT ANY WARRANTIES OF ANY KIND. LESSOR HEREBY EXPRESSLY DISCLAIMS a) ALL WARRANTIES OF MERCHANTABILITY, b) ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND c) ALL WARRANTIES AGAINST INFRINGEMENT OR THE LIKE. Lessor assigns to Lessee its interest in any of the manufacturer's warranties on the Unit(s).

5. POSSESSION, USE AND MAINTENANCE: Lessee shall not (a) use, operate, maintain or store a Unit improperly, carelessly, unsafely or in violation of any applicable law or regulation or for any purpose other than in the conduct of Lessee's business; (b) abandon a Unit; (c) sublease a Unit, permit the use of a Unit by anyone other than Lessee, change the use of unit from that specified in the Application Survey/Usage Rider attached hereto, or change the location of a Unit from that specified above, without the prior written consent of Lessor; or
(d) create or allow to exist any lien, claim, security interest or encumbrance on any of its rights hereunder or a Unit. A Unit is and shall remain personal property regardless of its use or manner of attachment to realty. Lessor and its agent shall have the right (but not the obligation) to inspect a Unit and maintenance records relating to it and observe its use. Lessee, at its expense, shall maintain each Unit in good operating order, repair and condition and shall perform maintenance at least as frequently as stated in any applicable operator's guide, service manual, or lubrication and maintenance guide. Lessee shall not alter any Unit or affix any accessory or equipment to it if doing so will impair its originally intended function or use or reduce its value. Any alteration or addition to a Unit shall be the responsibility of and at the sole risk of Lessee. All parts, accessories and equipment affixed to a Unit shall be subject to the security interest of Lessor.

              SEE REVERSE SIDE FOR ADDITIONAL TERMS AND CONDITIONS

Lessee:   MEADOW VALLEY CONTRACTORS, INC.                        Lessor:   CATERPILLAR FINANCIAL SERVICES CORPORATION

By Kenneth D. Nelson                                             By
   ---------------------------------------------------             ----------------------------------------------------

Name (PRINT) Kenneth D. Nelson                                   Name (PRINT)
             -----------------------------------------                        -----------------------------------------

Title Vice President                                             Title
      ------------------------------------------------                  -----------------------------------------------

Date                                                             Date
     -------------------------------------------------                 ------------------------------------------------

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     6. TAXES: Lessee shall promptly pay or reimburse Lessor for all fees, charges and taxes of any nature, including, without limitation, personal property taxes, together with any penalties, fines or additions to tax and interest thereon (collectively, "Taxes") levied on or assessed against Lessor in connection with the ownership, leasing, rental, sale, possession, purchase, or use of a Unit; excluding however, all charges or taxes on or measured by Lessor's net income, or charges or taxes levied on or assessed against Lessor in connection with a Unit after the Unit is returned to Lessor in accordance with the terms of this Lease. If the reimbursement to Lessor of Taxes constitutes income for federal, state or local tax purposes and if the Lessor is not entitled to a deduction for the full amount of the reimbursement, the Lessee shall pay the Lessor an additional amount such that the net amount received by Lessor after payment of all related Taxes equals the amount which Lessor would have received if no such Taxes were payable. Lessee shall prepare and timely file, in a manner satisfactory to Lessor, any reports or returns which may be required with respect to a Unit, including, without limitation, personal property tax returns. For purposes of this section, in computing Lessor's Taxes attributable to a reimbursement, it shall be assumed that the Lessor is in the highest marginal tax rate applicable to corporations at the time the reimbursement is made, and that the term "Lessor" shall include any affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, of which Lessor is a member for any year in which a consolidated or combined income tax return is filed for the affiliated group.

     7. LOSS OR DAMAGE. Lessee shall bear the risk, of any Casualty Occurrence (the Unit is worn out, lost, stolen, destroyed, taken by government action or, in Lessor's opinion, irreparably damaged) or other damage from the time it is purchased by Lessor until it is returned to Lessor. Lessee shall give Lessor prompt notice of a Casualty Occurrence or other damage. If, in Lessor's opinion, the damage is not a Casualty Occurrence. Lessee shall, at its expense, promptly restore the Unit to the condition required by Section 5. If a Casualty Occurrence, Lessee shall pay to Lessor on the first rent payment date following the Casualty Occurrence (thirty (30) days after the Casualty Occurrence if there is no rent payment date remaining) the lesser of (a) the sum of (i) all amounts then due under this Lease with respect to the Unit, (ii) the present value of all unpaid rent for the Unit, and (iii) the present value of the Purchase Price of the Unit as stated on the front hereof; or (b) the maximum amount permitted by law. Present values will be determined by discounting at the implicit interest rate of this Lease. Upon making this payment, the lease term with respect to the Unit shall terminate and Lessee shall be entitled to possession of the Unit and to any recovery in respect to it (subject to the rights of any insurer).

     8. WAIVER AND INDEMNITY: LESSEE HEREBY AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS LESSOR, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ASSIGNS FROM AND AGAINST ANY CLAIMS OF LESSEE OR THIRD PARTIES, INCLUDING CLAIMS BASED UPON BREACH OF CONTRACT, BREACH OF WARRANTY, PERSONAL INJURY, PROPERTY DAMAGE, STRICT LIABILITY OR NEGLIGENCE, FOR ANY LOSS, DAMAGE OR INJURY CAUSED BY OR RELATING TO THE DESIGN, MANUFACTURE, SELECTION, DELIVERY, CONDITION, OPERATION, USE, OWNERSHIP, MAINTENANCE OR REPAIR OF ANY UNIT. FURTHER, LESSEE AGREES TO BE RESPONSIBLE FOR ALL COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES, INCURRED BY LESSOR OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ASSIGNS IN DEFENDING SUCH CLAIMS OR IN ENFORCING THIS PROVISION. UNDER NO CONDITION OR CAUSE OF ACTION SHALL LESSOR BE LIABLE FOR ANY LOSS OF ACTUAL OR ANTICIPATED BUSINESS OR PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

     9. INSURANCE: Lessee, at its expense, shall keep each Unit insured for the benefit of Lessor against all risks for not less than the amount described in
Section 7 and shall maintain comprehensive public liability insurance (including product and broad form contractual liability) covering the Unit for not less than $1,000,000 combined coverage for bodily injury and property damage. All insurance shall be in a form and with companies as Lessor shall approve, shall specify Lessor and Lessee as name insured, shall be primary, without the right of contribution from any other insurance carried by Lessor, and shall provide that the insurance may not be canceled or altered so as to affect the interest of Lessor without at least ten (10) days' prior written notice to Lessor. All insurance covering loss or damage to a Unit shall name Lessor as loss payee. Lessee shall not make adjustments with insurers except with Lessor's prior written consent and hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to receive payment of and to endorse all checks, drafts and other documents and to take any other actions necessary to pursue insurance claims and recover payments if Lessee fails to do so. Lessee shall promptly notify Lessor of any occurrence which may become the basis of a claim and shall provide Lessor with all requested pertinent data. Lessee shall promptly deliver to Lessor evidence of such insurance coverage.

     10. EVENTS OF DEFAULT: Each of the following constitutes an event of default ("Event of Default"): (a) Lessee fails to make any payment when due; (b) any representation or warranty to Lessor which is incorrect or misleading; (c) Lessee fails to observe or perform any covenant, agreement or warranty made by Lessee and the failure continues for ten (10) days after written notice to Lessee; (d) any default occurs under any other agreement between Lessee and Lessor or any affiliate of Lessor; (e) Lessee or any guarantor of this Lease ceases to do business, becomes insolvent, makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; (f) filing of any involuntary petition under any bankruptcy statute against Lessee or any guarantor of this Lease, or appointment of a receiver, trustee, custodian or similar official to take possession of the properties of Lessee or any guarantor of this Lease, unless the petition or appointment ceases to be in effect within thirty (30) days after filing or appointment; and (g) breach or repudiation of a guaranty obtained by Lessor in connection with this Lease.

     11. REMEDIES: If an Event of Default occurs, Lessor may (a) proceed by court action to enforce performance by Lessee of the covenants of this Lease or to recover damages for their breach or (b) by notice in writing to Lessee terminate this Lease, in which event Lessee shall remain liable as provided herein and Lessor may do any one or more of the following: (i) declare the balance due (or the maximum amount permitted by law if recovery of the entire balance due is prohibited) with respect to each Unit immediately due and payable and recover any additional damages and expenses sustained by Lessor due to breach of any covenant, representation or warranty in this Lease other than for the payment of rent; (ii) enforce the security interest granted herein; (iii) require Lessee to return each Unit and additional security pursuant to Section 12; and (iv) enter the premises where any Unit or additional security may be and take possession of it without notice, liability or legal process. Lessee agrees to pay all charges, costs, expenses and reasonable attorney's fees incurred by Lessor in enforcing this Lease. Lessor has all rights given to a secured party by law. Lessor may undertake commercially reasonable efforts to sell or release a Unit and additional security, and the proceeds of any sale or re-lease shall be applied in the following order: (i) to reimburse Lessor for all expenses of retaking, holding, preparing for sale or re-lease and selling or re-leasing the Unit and additional security, including any taxes, charges, costs, expenses and reasonable attorney's fees incurred by Lessor: (ii) to pay Lessor all amounts which under the terms of this Lease are due or have accrued as of the date of Lessor's receipt of the proceeds: and (iii) to pay Lessor the balance due (or the maximum amount permitted by law if recovery of the entire balance due is prohibited) with respect to the Unit and additional security. Any surplus shall be paid to the person entitled to it. Lessee shall promptly pay any deficiency to Lessor. Lessee acknowledges that sales of cash or credit to a wholesaler, retailer or user of a Unit or additional security are all commercially reasonable. The remedies provided to Lessor shall be cumulative and shall be in addition to all other remedies existing at law or in equity. If Lessee fails to perform any of its obligations under this Lease, Lessor may perform the obligations, and the expenses incurred by Lessor as a result shall be payable by Lessee upon demand.

     12. RETURN OF UNIT: If Lessor shall rightfully demand possession of a Unit, Lessee, at its expense, shall promptly deliver possession of the Unit to Lessor, properly protected and in the condition required by Section 5, at the option of Lessor, (a) to the premises of the nearest Caterpillar dealer selling equipment of the same type as the Unit, or (b) on board a carrier named by Lessor and shipping it, freight collect, to the destination designated by Lessor. If the Unit is not in the condition required by Section 5, Lessee shall pay to Lessor, on demand, all costs and expenses incurred by Lessor to bring the Unit into the required condition.

     13. MANDATORY FINAL PAYMENT: If the Mandatory Final Payment box is checked, at the end of lease term with respect to a Unit, provided this Lease has not been terminated with respect to it, Lessee shall pay the Final Payment stated on the front hereof. Upon receipt of the Final Payment, and all other amounts due under this Lease, plus an amount equal to any taxes due in connection with the transfer of the Unit or the delivery of the bill of sale, Lessor shall deliver to Lessee, upon request, a bill of sale without warranties except that the Unit is free of all encumbrances of any person claiming through Lessor. Lessee shall purchase the Unit "AS IS, WHERE IS, WITH ALL FAULTS."

     14. OPTIONAL FINAL PAYMENT: If the Optional Final Payment box is checked and if no Event of Default shall have occurred and be continuing, Lessee may, by notice delivered to Lessor not less than sixty (60) days prior to the end of the lease term with respect to a Unit, elect to pay the Final Payment stated on the front. Payment of the Final Payment shall be due at the end of the lease term. Upon payment of the Final Payment and all other amounts due under this Lease, plus an amount equal to any taxes due in connection with the transfer of the Unit or the delivery of the bill of sale, Lessor shall deliver to Lessee, upon request, a bill of sale without warranties except that the Unit is free of all encumbrances of any person claiming through Lessor. Lessee shall purchase the Unit "AS IS, WHERE IS, WITH ALL FAULTS". If Lessee does not elect to pay the Final Payment, Lessee, upon expiration of the lease term, shall return the Unit to Lessor as provided in Section 12 and furnish Lessor with documentation, as Lessor may reasonably request, conveying to Lessor all of Lessee's right, title and interest in the Unit, free and clear of all liens, claims, security interests and encumbrances other than those of Lessor.

     15. SECURITY INTEREST; LESSEE REPRESENTATIONS: Unless applicable law provides otherwise, title to a Unit shall remain in Lessor as security for the obligations of Lessee hereunder until Lessee has fulfilled all of its obligations. Lessee hereby grants to Lessor a continuing security interest in the Unit, including all attachments, accessories and optional features therefor (whether or not installed thereon) and all substitutions, replacements, additions, and accessions thereto, and proceeds of all of the foregoing, including, but not limited to, proceeds in the form of chattel paper to secure the payment of all sums due hereunder. Lessee will, at its expense, do any act and execute, acknowledge, deliver, file, register and record any documents which Lessor deems desirable in its discretion to protect Lessor's security interest in the Unit and Lessor's rights and benefits under this Lease. Lessee hereby irrevocably appoints Lessor as Lessee's Attorney-in-Fact for the signing and filing of such documents and authorizes Lessor to delegate these limited powers. Lessee represents and warrants to Lessor that (a) Lessee has the power to make, deliver and perform under this Lease, (b) the person executing and delivering this Lease is authorized to do so on behalf of Lessee, and (c) this Lease constitutes a valid obligation of Lessee, legally binding upon it and enforceable in accordance with its terms. Lessee shall, during the lease term, display in a prominent place on the Unit labels supplied by Lessor stating that the Unit is leased from Lessor. Lessee further represents and warrants to Lessor that Lessee is and shall remain a Corporation registered in the state of NV ("Business Location"); and Lessee will not change its form of business organization or Business Location without prior written notice to Lessor.

     16. ASSIGNMENT; COUNTERPARTS: The rights of Lessor under this Lease and title to the Unit may be assigned by Lessor at any time. If notified by Lessor, Lessee shall make all payments due under this Lease to the party designated in the notice, without offset or deduction. No assignment of this Lease or any right or obligation under it may be made by Lessee without the prior written consent of Lessor. This Lease shall be binding upon and benefit Lessor and Lessee and their respective successors and assigns. If this Lease is assigned by Lessor to a partnership or trust, the term "Lessor" shall thenceforth mean and include the partnership or trust and shall also include, for purposes of Sections 4, 5, 6, 7, 8 and 9, each partner in or beneficiary of the partnership or trust. Although multiple counterparts of this document may be signed, only the counterpart accepted, acknowledged and certified by Caterpillar Financial Services Corporation on the signature page thereof as the original will constitute original chattel paper.

     17. EFFECT OF WAIVER; ENTIRE AGREEMENT; MODIFICATION OF LEASE; NOTICES: A delay or omission by Lessor to exercise any right or remedy shall not impair any right or remedy and shall not be construed as a waiver of any breach or default. Any waiver or consent by Lessor must be in writing. This Lease completely states the rights of Lessor and Lessee and supersedes all prior agreements with respect to the Unit. No variation or modification of this Lease shall be valid unless in writing. All notices shall be in writing, addressed to the other party at the address stated on the front or at such other address as may hereafter be furnished in writing.

     18. APPLICABLE LAW, JURISDICTION AND JURY TRIAL WAIVER PROVISIONS: This Agreement shall be governed by and construed under the laws of the State of Tennessee, without giving effect to the conflict-of-laws principles thereof, and Lessee hereby consents to the jurisdiction of any state or federal court located within the State of Tennessee. THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OBLIGATIONS OR THE COLLATERAL.

     19. SEVERABILITY; SURVIVAL OF COVENANTS: If any provision of this Lease shall be invalid under any law, it shall be deemed omitted but the remaining provisions hereof shall be given effect. All obligations of Lessee under this Lease shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.